UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On September 2, 2014, a subsidiary of Duke Energy Corporation (“Duke Energy”) entered into a joint venture with Dominion Atlantic Coast Pipeline, LLC, a subsidiary of Dominion Resources, Inc. (“Dominion”), Piedmont ACP Company, LLC, a subsidiary of Piedmont Natural Gas Company, Inc. (“Piedmont”), and Maple Enterprise Holdings, Inc., a subsidiary of AGL Resources, Inc. (“AGL”) to construct and operate the Atlantic Coast Pipeline (the “Pipeline”), a 550 mile natural gas pipeline into North Carolina. The cost to construct the Pipeline is estimated at between $4.5 and $5 billion, excluding financing costs.  Duke Energy has a 40% interest in the joint venture with Dominion, Piedmont and AGL having 45%, 10% and 5% interests respectively.

The joint venture, Atlantic Coast Pipeline, LLC, has entered into a Construction, Operation & Maintenance Agreement with Dominion Transmission, Inc., a subsidiary of Dominion, to construct and operate the Pipeline, with construction expected to begin in mid-2016 and service beginning in late 2018, subject to approval by the Federal Energy Regulatory Commission.  Duke Energy’s regulated subsidiaries, Duke Energy Carolinas, LLC and Duke Energy Progress, Inc., will enter into 20-year gas transportation agreements with Atlantic Coast Pipeline, LLC, subject to regulatory approval by the North Carolina Utilities Commission.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 2, 2014	By:	/s/ Julie S. Janson

	Name:	Julia S. Janson

	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary